AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. (“COMPANY”) AND HARRY LANDER (“LANDER”) DATED MARCH 17, 2018 (“AGREEMENT”)

WHEREAS

It is the desire of the Company that Lander refrain from electing to exchange any of the Company’s Series M Preferred Stock issued to Lander pursuant to the “AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN HARRY M. LANDER AND REGEN BIOPHARMA, INC. AND AGREEMENT TO RETURN

SHARES OF STOCK DATED February 23, 2017” for any other class of the Company’s securities. WHEREAS

It is the desire of Lander to refrain from electing to exchange any of the Company’s Series M Preferred Stock issued to Lander pursuant to the “AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN HARRY M. LANDER AND REGEN BIOPHARMA, INC. AND AGREEMENT TO RETURN SHARES OF

STOCK DATED February 23, 2017” for any other class of the Company’s securities. THEREFORE IT IS AGREED AS FOLLOWS:

1.	Company shall pay a fee of Forty-Five Thousand Dollars ($45,000) to Lander.
2.	Lander shall, for a period of five years from the date of this Agreement, refrain from electing to exchange any of the Company’s Series M Preferred Stock issued to Lander pursuant to the “AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN HARRY M. LANDER AND REGEN BIOPHARMA, INC. AND AGREEMENT TO RETURN SHARES OF STOCK DATED February 23, 2017” for any other class of the Company’s securities.
3.	Any breach of this Agreement may result in irreparable damage to Company for which Company will not have an adequate remedy at law. Accordingly, in addition to any other remedies and damages available, Lander acknowledges and agrees that Company may immediately seek enforcement of this Agreement by means of specific performance or injunction, without any requirement to post a bond or other security.
4.	The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State or California. Any action to enforce this Agreement shall be brought in the state courts located in San Diego County, State of California.
5.	Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing agreed to by all parties.
6.	This Agreement shall be binding upon Lander's successors and assigns, and shall inure to the benefit of the Company's successors and assigns.
7.	The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State or California. Any action to enforce this Agreement shall be brought in the state courts located in San Diego County, State of California.

IN WITNESS WHEREOF, Company and Lander has caused this Agreement to be duly executed

Harry Lander
/s/ Harry Lander

Regen Biopharma, Inc.

By:
Its: